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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alkermes, Inc. 1999 Stock Option Plan of our report dated February 20, 2004, with respect to the financial statements of Reliant Pharmaceuticals, LLC as of and for the year ended December 31, 2003, included in Alkermes, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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Metropark, NJ
April 21, 2005